As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOLLINGER INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3289406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1405 Pioneer Street

Brea, California 92821

(Address of principal executive offices)

Bollinger Innovations, Inc. 2022 Equity Incentive Plan, as amended

(Full title of the plan)

David Michery

President and Chief Executive Officer

1405 Pioneer St

Brea, CA 92821

(714) 613-1900

(Name, address and telephone number of agent for service)

With copies to:

Katherine J. Blair

Jones Day

555 South Flower Street, 50th Floor

Los Angeles, CA 90071-2300

(213) 489-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Post Reverse Stock Split

2022 Equity Incentive Plan

This Registration Statement on Form S-8 is being filed by Bollinger Innovations, Inc. (the “Company” or “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, $0.001 par value (the “Common Stock”), issuable pursuant to the Bollinger Innovations, Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”), as a result of the proportionately reduced number of shares registered due to the Reverse Stock Split (as defined below).

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-287756) with the Securities and Exchange Commission (the “Commission”) on June 3, 2025, registering shares of Common Stock issuable pursuant to the 2022 Plan. Pursuant to the terms of the Company’s 2022 Plan, shares available for grant under the 2022 Plan are not subject to adjustment for any decrease or increase in the number shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company. On August 4, 2025, the Registrant effectuated a 1-for-250 reverse stock split (the “Reverse Stock Split”) of its Common Stock. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended, if prior to completion of the distribution of the securities covered by a registration statement, all the securities of a class which includes the registered securities are combined by a reverse split into a lesser amount of securities of the same class, the amount of undistributed securities of such class deemed to be covered by the registration statement shall be proportionately reduced. Accordingly, as a result of the Reverse Stock Split, this Registration Statement on Form S-8 is being filed to register additional shares of Common Stock that are issuable pursuant to the 2022 Plan.

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Company on Form S-8 relating to the 2022 Plan, is effective, and the Company’s Registration Statements on Form S-8 (File Nos. 333-266787, 333-267417, 333-274113, 333-276539, 333-282274, 333-285053, 333-286129, 333-286499 and 333-287756) previously filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2022, September 14, 2022, August 21, 2023, January 17, 2024, September 20, 2024, February 19, 2025, March 26, 2025, April 11, 2025 and June 3, 2025 respectively, registering shares of Common Stock issuable under the 2022 Plan are incorporated by reference in this Registration Statement, except as supplemented by the information set forth below.

Performance Stock Award Agreements

This Registration Statement is also being filed for the purpose of registering:

(i)	additional shares of Common Stock that may be issuable to David Michery, Chief Executive Officer and founder of the Registrant, based on the achievement of certain remaining milestones and subject to the terms and conditions under the Performance Stock Award Agreement, dated May 5, 2022 and as amended on December 27, 2024, between the Registrant and Mr. Michery and approved by the stockholders of the Registrant on July 26, 2022 and March 13, 2025 and (the “2022 PSA”). Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Company on Form S-8 relating to the 2022 PSA is effective, and the Company’s Registration Statements on Form S-8 (File Nos. 333-266787, 333-267417, 333-274113, 333-276539, 333-282274, 333-285053 and 333-287756) previously filed with the Commission on August 11, 2022, September 14, 2022, August 21, 2023, January 17, 2024, September 20, 2024, February 19, 2025 and June 3, 2025, respectively, registering shares of Common Stock issuable under the 2022 PSA are incorporated by reference in this Registration Statement, except as supplemented by the information set forth below; and

(ii)	additional shares of Common Stock that may be issuable to David Michery, Chief Executive Officer and founder of the Registrant, based on the achievement of certain remaining milestones and subject to the terms and conditions under the Performance Stock Award Agreement, dated June 8, 2023 and as amended on December 27, 2024, between the Registrant and Mr. Michery and approved by the stockholders of the Registrant on August 3, 2023 and March 13, 2025 (the “2023 PSA”). Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Company on Form S-8 relating to the 2023 PSA is effective, and the Company’s Registration Statements on Form S-8 (File Nos. 333-274113, 333-276539, 333-282274, 333-285053 and 333-287756) previously filed with the Commission on August 21, 2023, January 17, 2024, September 20, 2024, February 19, 2025 and June 3, 2025, respectively, registering shares of Common Stock issuable under the 2023 PSA are incorporated by reference in this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the Commission on January 24, 2025 (“2024 10-K”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025, as filed with the Commission on February 19, 2025 and May 20, 2025, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 6, 2023, October 18, 2023, October 27, 2023, November 1, 2023, November 17, 2023 (Form 8-K/A), December 1, 2023, December 21, 2023, December 21, 2023 (Form 8-K/A), December 22, 2023, January 24, 2024, March 5, 2024, March 7, 2024, May 6, 2024, May 24, 2024, June 6, 2024, July 12, 2024, August 1, 2024, August 26, 2024, August 30, 2024, September 13, 2024, September 20, 2024, October 1, 2024, October 2, 2024, October 25, 2024, October 28, 2024, December 9, 2024, December 13, 2024, January 2, 2025, January 22, 2025, January 27, 2025 (two Form 8-K filings), February 6, 2025, February 11, 2025, February 18, 2025, February 28, 2025, March 7, 2025, March 14, 2025, March 20, 2025, April 11, 2025, May 2, 2025, May 13, 2025, May 22, 2025, June 2, 2025, June 2, 2025 (two Form 8-K filings), June 4, 2025, June 12, 2025, June 16, 2025 (Form 8-K/A), July 23, 2025, July 28, 2025 and August 5, 2025;

(d)	The description of the Registrant’s Common Stock in Exhibit 4.1 to its 2024 Form 10-K and as may be further updated or amended in any amendment or report filed for such purpose; and

(e)	The description of the Rights contained in Form 8-A filed with the SEC on May 6, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant has furnished, or may from time to time furnish, to the Commission is, or will be, incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation, dated November 5, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 12, 2021)

4.1(a)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, dated March 8, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2022)

4.1(b)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on July 26, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on July 27, 2022)

4.1(c)	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock. (incorporated by reference to Exhibit 4.1(c) to the Company’s Registration Statement on Form S-3, filed with the Commission on September 19, 2022)

4.1(d)	Certificate of Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.1(d) to the Company’s Registration Statement on Form S-3, filed with the Commission on October 17, 2022)

4.1(e)	Certificate of Designation of Series AA Preferred Stock, filed November 14, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 14, 2022)

4.1(f)	Certificate of Cancellation of Series AA Preferred Stock, filed on January 30, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2023)

4.1(g)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on January 30, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2023)

4.1(h)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on May 3, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 5, 2023)

4.1(i)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on August 10, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on August 11, 2023)

4.1(j)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on December 20, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on December 21, 2023)

4.1(k)	Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Junior Participating Preferred Stock, filed on May 1, 2024. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 6, 2024)

4.1(l)	Certificate of Designation of Rights, Preferences and Privileges of Series E Preferred Stock, filed on May 31, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on June 6, 2024)

4.1(m)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on September 16, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on September 20, 2024)

4.1(n)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on February 14, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on February 18, 2025)

4.1(o)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on April 10, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 11, 2025)

4.1(p)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on May 30, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on June 2, 2025)

4.1(q)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on July 25, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on July 28, 2025)

4.1(r)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed on August 1, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on August 5, 2025)

4.2(a)	Rights Agreement dated as of May 1, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, which includes as Exhibit B and Exhibit C the Form of Common Rights Certificate and the Form of Preferred Rights Certificate, respectively (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on May 6, 2024)

4.2(b)	First Amendment to Rights Agreement dated February 5, 2025 between the Company and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on February 11, 2025)

4.2(c)	Second Amendment to Rights Agreement dated April 29, 2025 between the Company and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on May 2, 2025)

4.3	Second Amended and Restated Bylaws of Bollinger Innovations, Inc., effective as of July 28, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on July 28, 2025)

5.1	Opinion of Jones Day

23.1	Consent of Independent Registered Public Accounting Firm (RBSM LLP)

23.2	Consent of Jones Day (included in Exhibit 5.1)

24	Power of Attorney (contained on signature page hereto)

99.1	Bollinger Innovations, Inc. 2022 Equity Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement (Schedule 14A) filed with the Commission on June 24, 2022)

99.1(a)	Amendment to 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on August 7, 2023)

99.1(b)	Amendment to 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on September 13, 2024)

99.1(c)	Amendment to 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on March 14, 2025)

99.1(d)	Amendment to 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on May 22, 2025)

99.1(e)	Amendment to 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on July 23, 2025)

99.1(f)	Form of Stock Option Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(a) to the Company’s Form 10-K filed with the Commission on January 13, 2023)

99.1(g)	Form of Restricted Stock Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(b) to the Company’s Form 10-K filed with the Commission on January 13, 2023)

99.1(h)	Form of Restricted Stock Unit Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(c) to the Company’s Form 10-K filed with the Commission on January 13, 2023)

99.2	Performance Stock Award Agreement dated May 5, 2022 between Bollinger Innovations, Inc. and David Michery (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2022)

99.3	Performance Stock Award Agreement dated June 8, 2023 between Bollinger Innovations, Inc. and David Michery (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on August 7, 2023)

99.4	Amendments to 2022 Performance Stock Award Agreement and 2023 Performance Stock Award Agreement dated December 27, 2024 between Bollinger Innovations, Inc. and David Michery (incorporated by reference to Exhibit 10.3(a) to the Company’s Form 10-K filed with the Commission on January 24, 2025)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on the 8th day of August, 2025.

Bollinger Innovations, Inc.

By:	/s/ David Michery
	Name:	David Michery
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Bollinger Innovations, Inc., a Delaware corporation, do hereby constitute and appoint David Michery and Jonathan New, each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ David Michery	President, Chief Executive Officer and Chairman of the Board	August 8, 2025
David Michery	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	August 8, 2025
Jonathan New	(Principal Financial Officer)

/s/ Chester Bragado	Chief Accounting Officer	August 8, 2025
Chester Bragado	(Principal Accounting Officer)

/s/ Mary Winter	Secretary and Director	August 8, 2025
Mary Winter

/s/ William Miltner	Director	August 8, 2025
William Miltner

/s/ John Andersen	Director	August 8, 2025
John Andersen

/s/ Ignacio Nova	Director	August 8, 2025
Ignacio Novoa

/s/ Kent Puckett	Director	August 8, 2025
Kent Puckett

/s/ Mark Betor	Director	August 8, 2025
Mark Betor